FOR IMMEDIATE RELEASE

ACCESSIT COMPLETES PRIVATE PLACEMENT OF $55 MILLION OF 10% SENIOR UNSECURED NOTES WITH INSTITUTIONAL INVESTORS

MORRISTOWN, N.J., August 28, 2007 — Access Integrated Technologies, Inc. ("AccessIT" or the “Company”) (NASDAQ:AIXD) announced today that it has completed the private placement of $55 million in 10% Senior Unsecured Notes. The three-year Notes were purchased by a small group of prior Note holders and new institutional investors and may be extended for up to six months at the sole discretion of the Company, subject to certain conditions. The Notes also require that the Company issue to the investors 715,000 shares of Class A common stock of the Company, paid as an equity kicker for the first year. Beginning for the quarter ended December 31, 2008, the Company will also issue to the holders Common Stock, paid as an equity kicker at a rate of between 2.4 and 4.0 shares per $1,000 principal value of Notes paid quarterly, depending on the price of the Common Stock during a measurement period. The Company has agreed to register periodically all of the shares issued under the Notes.

The Notes may be prepaid in whole or part at any time after year one, subject to certain additional payments, and interest on the Notes may be paid in cash or shares of Class A common stock, at the Company’s option, subject to certain limitations. The proceeds from this offering are being used to redeem the existing $22 million of one-year senior notes issued in October 2006, and will be used for expansion of the Company’s digital cinema rollout plan, to retire the approximately $6 million bank loan at the company’s Advertising & Creative Services division, and for working capital and other general corporate purposes.

Bud Mayo, Chief Executive Officer of AccessIT, said: “We are extremely pleased with this execution in a very difficult debt market. We appreciate the support from major institutional investors, some of whom have been with us for years. This financing provides us with capital to repay short-term debt and give us a three year runway needed to continue our growth path. We intend to leverage the success of our software products and services over the past few years to create strategic alliances in both the U.S. and international markets beyond our Phase One plan of 4,000 screens.”

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

Access Integrated Technologies, Inc. (AccessIT) provides theater operators the first and only studio-backed fully networked digital cinema system delivering more than three million digital screenings of Hollywood feature films to date. The company's digital cinema system provides feature films and alternative content via satellite to expand box office sales and develop new ways to attract incremental revenues. Through its alternative content division, The Bigger Picture, AccessIT offers channels of programming including Kidtoons, Faith Based, Music and Anime.  The ongoing 4,000-screen deployment is the largest of its kind in the world. Access Integrated Technologies® and AccessITTM are trademarks of Access Integrated Technologies, Inc.  For more information on AccessIT, visit www.accessitx.com. [AIXD-G]

(973) 290-0080                                                         55 Madison Avenue, Morristown, NJ 07960

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT 's filings with the Securities and Exchange Commission, including AccessIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects'', "anticipates'', "intends'', "plans'', “could”, “might”, "believes'', “seeks”, "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

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Contact:

Suzanne Moore

AccessIT

973.290.0080